EXHIBIT 99.1

Nanophase Reports Second Quarter 2017 Financial Results

The company’s financial conference call is scheduled for July 27, 2017 at 11am EDT

ROMEOVILLE, Ill., July 26, 2017 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the second quarter ended June 30, 2017.

“We have now reported net income in three of the past five quarters,” commented Nanophase CEO and President Jess Jankowski.  “As we advised a year ago when we first broke through the net income barrier, this is only one of several steps toward accomplishing our larger goals.  Still, it is a degree of validation that our strategy is starting to pay off.  We have also achieved these financial milestones while continuing to invest in developing our fully formulated skin care portfolio and solar control business.”

Six Months Ended June 30, 2017 Financial Highlights

  Revenue for the first six months of 2017 was $7.1 million, vs. the $5.9 million reported during the same period of 2016.

  The net income for the first six months of 2017 was $0.1 million, or $0.00 per share, compared to a net loss of $0.1 million, or $0.00 per share, for the comparable period of 2016.

  The Company finished the quarter with approximately $1.1 million in cash and cash equivalents; the Company had no debt.

Second Quarter 2017 Financial Highlights

  Revenue for the second quarter was $3.6 million in 2017 and $3.7 million in 2016.

  The net profit for the quarter was $20,000 in 2017, or $0.00 per share, compared to a net profit for the quarter of $0.5 million, or $0.01 per share, for 2016.

Jankowski continued, “We are in the process of building new revenue streams in personal care and solar control.  We are also actively seeking to develop corporate relationships to sell and promote our products in areas and situations that, while profitable, don’t represent our best opportunities for rapid growth.  These allow us to focus investment in product- and business-development in strategic growth areas that we believe will create the highest return.  The deal that we announced last month with Eminess Technologies, Inc. is an example of such a relationship, where both of us hope to maximize our strategic leverage in the markets for polishing materials.  Revenue from that relationship will begin during Q3 2017.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

Second Quarter 2017 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for July 27, 2017, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 38470835.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company’s ability to be consistently profitable despite the losses it has incurred since its incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of the Company’s supply agreements with BASF Corporation, which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company’s potential inability to obtain working capital when needed on acceptable terms or at all; the Company’s ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide, as well as high purity zinc; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	June 30,
	2017	December 31,
ASSETS	(Unaudited)	2016

Current assets:
Cash and cash equivalents	$1,149,763	$1,779,027
Trade accounts receivable, less allowance for doubtful accounts of $5,000 on June 30, 2017 and December 31, 2016	2,198,947	434,226
Other receivable	301	96
Inventories, net	762,993	771,975
Prepaid expenses and other current assets	406,725	441,634
Total current assets	4,518,729	3,426,958

Equipment and leasehold improvements, net	1,386,688	1,395,441
Other assets, net	18,660	19,893
	$5,924,077	$4,842,292

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	57,396	107,021
Accounts payable	1,004,267	669,025
Accrued expenses	982,818	521,302
Total current liabilities	2,044,481	1,297,348

Long-term portion of capital lease obligations	304,986	109,448
Long-term deferred rent	437,820	465,850
Asset retirement obligation	181,448	178,378
Total long-term liabilities	924,254	753,676

Stockholders' equity:

Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	-
Common stock, $.01 par value, 42,000,000 shares authorized; 31,234,330 and 31,229,996 shares issued and outstanding on June 30, 2017 and December 31, 2016, respectively	312,343	312,300
Additional paid-in capital	97,454,853	97,359,324
Accumulated deficit	(94,811,854)	(94,880,356)
Total stockholders' equity	2,955,342	2,791,268
	$5,924,077	$4,842,292

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Product revenue, net	$3,534,799	$3,677,876	$7,001,264	$5,867,099
Other revenue	47,190	5,200	66,328	27,081
Net revenue	3,581,989	3,683,076	7,067,592	5,894,180

Operating expense:
Cost of revenue	2,381,072	2,170,568	4,662,405	3,925,204
Gross profit	1,200,917	1,512,508	2,405,187	1,968,976

Research and development expense	476,055	371,828	859,754	673,426
Selling, general and administrative expense	696,669	674,740	1,460,506	1,435,961
Income/(Loss) from operations	28,193	465,940	84,927	(140,411)
Interest income	-	-	-	-
Interest expense	(6,088)	(3,872)	(16,425)	(8,130)
Other, net	-	544	-	551
Income/(Loss) before provision for income taxes	22,105	462,612	68,502	(147,990)
Provision for income taxes	-	-	-	-
Net income/(loss)	$22,105	$462,612	$68,502	$(147,990)

Net income/(loss) per share- basic and diluted	$-	$0.01	$-	$-

Weighted average number of basic and diluted common shares outstanding	31,234,330	31,185,496	31,232,223	30,599,782

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Product revenue, net	$3,534,799	$3,677,876	$7,001,264	$5,867,099
Other revenue	47,190	5,200	66,328	27,081
Net revenue	3,581,989	3,683,076	7,067,592	5,894,180

Operating expense:
Cost of revenue detail:
Depreciation	71,094	139,710	142,886	282,633
Non-Cash equity compensation	5,947	5,523	12,073	11,516
Other costs of revenue	2,304,031	2,025,335	4,507,446	3,631,055
Cost of revenue	2,381,072	2,170,568	4,662,405	3,925,204
Gross profit	1,200,917	1,512,508	2,405,187	1,968,976

Research and development expense detail:
Depreciation	11,509	29,031	29,769	57,587
Non-Cash equity compensation	12,601	8,880	24,495	18,211
Other research and development expense	451,945	333,917	805,490	597,628
Research and development expense	476,055	371,828	859,754	673,426

Selling, general and administrative expense detail:
Depreciation and amortization	4,044	10,326	8,639	20,535
Non-Cash equity compensation	27,590	26,562	57,274	57,859
Other selling, general and administrative expense	665,035	637,852	1,394,593	1,357,567
Selling, general and administrative expense	696,669	674,740	1,460,506	1,435,961
Income/(Loss) from operations	28,193	465,940	84,927	(140,411)
Interest income	-	-	-	-
Interest expense	(6,088)	(3,872)	(16,425)	(8,130)
Other, net	-	544	-	551
Income/(Loss) before provision for income taxes	22,105	462,612	68,502	(147,990)
Provision for income taxes	-	-	-	-
Net income/(loss)	$22,105	$462,612	$68,502	$(147,990)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	6,088	3,872	16,425	8,130
Addback Depreciation/Amortization	86,647	179,067	181,294	360,755
Addback Non-Cash Equity Compensation	46,138	40,965	93,842	87,586

Adjusted EBITDA	$160,978	$686,516	$360,063	$308,481

COMPANY CONTACT
Investor Relations
630-771-6705